Exhibit 10.34

SYNOPSYS, INC.

2005 NON-EMPLOYEE DIRECTORS EQUITY INCENTIVE PLAN

STOCK OPTIONS GRANT NOTICE AND OPTION AGREEMENT

([INITIAL] [ANNUAL OR INTERIM] AWARD)

Pursuant to its 2005 Non-Employee Directors Equity Incentive Plan (the “Plan”), Synopsys, Inc. (the “Corporation”) has granted you (the “Eligible Director” or “you”) a Nonstatutory Stock Option (the “Option”) to purchase the number of shares of the Corporation’s Common Stock at the exercise price per share set forth below. The Option is subject to the terms and conditions as set forth in this Stock Options Grant Notice and Option Agreement (this “Agreement”), the Notice of Exercise attached hereto, and the Plan, which is incorporated by reference herein in its entirety. If there is any conflict between the terms in this Agreement and the Plan, the terms of the Plan will control.

Eligible Director:

Grant Number:

Date of Grant:

Number of Shares Subject to Option:

Exercise Price (Per Share):

Expiration Date:

Type of Grant:	Nonstatutory Stock Option

Vesting Schedule:

[Initial Award: The shares vest and become exercisable in a series of four (4) successive equal installments as the Eligible Director continues in Board service through the date immediately preceding each of the first four (4) Annual Meetings following the Date of Grant.]

[Annual or Interim Award: The shares vest and become exercisable in a series of thirty-six (36) successive equal installments for each month the Eligible Director continues in Board service from the Date of Grant through the third anniversary of the Date of Grant.]

Payment:	By one or a combination of the following items (described in the Option Agreement):

☒	By cash or check
☒	Pursuant to a broker-dealer sale and remittance procedure
☒	By delivery of already-owned shares

Additional Terms/Acknowledgements: The undersigned Eligible Director acknowledges receipt of, and understands and agrees to, this Agreement, the Plan, the related Plan prospectus, and the Corporation’s Insider Trading Policy. Eligible Director further acknowledges that as of the Date of Grant, this Agreement and the Plan set forth the entire understanding between Eligible Director and the Corporation regarding the Option and supersede all prior oral and written agreements on that subject.

Defined terms not explicitly defined in this Agreement but defined in the Plan shall have the same definitions as in the Plan.

The details of the Option are as follows:

1.     VESTING. Subject to the limitations contained herein, the Option will vest as provided in this Agreement, provided that vesting will cease upon the termination of your Board service.

2.     NUMBER OF SHARES AND EXERCISE PRICE. The number of shares of Common Stock subject to the Option and your exercise price per share referenced in this Agreement may be adjusted from time to time for changes in capitalization pursuant to Section IV.C of the Plan.

3.     METHOD OF PAYMENT. Payment of the exercise price is due in full upon exercise of all or any part of the Option. You may elect to make payment of the exercise price in cash or by check or in any other manner permitted by this Agreement, which may include one or more of the following:

(a)      Provided that at the time of exercise the Common Stock is publicly traded on a national securities exchange, by full payment through a broker-dealer sale and remittance procedure developed under Regulation T as promulgated by the Federal Reserve Board pursuant to which you (i) shall provide irrevocable written instructions to a brokerage firm acceptable to the Corporation to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares, and (ii) shall concurrently provide written directives to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction.

(b)      Delivery to the Corporation (either by actual delivery or attestation) of already-owned shares of Common Stock.

4.     WHOLE SHARES. You may exercise the Option only for whole shares of Common Stock.

5.     SECURITIES LAW COMPLIANCE. Notwithstanding anything to the contrary contained herein, you may not exercise the Option unless the shares of Common Stock issuable upon such exercise are then registered under the Securities Act of 1933, as amended (the “Securities Act”) or, if such shares of Common Stock are not then so registered, the Corporation has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act. The exercise of the Option also must comply with other applicable laws and regulations governing the Option, and you may not exercise the Option if the Corporation determines that such exercise would not be in material compliance with such laws and regulations.

6.     TERM. You may not exercise the Option before the commencement or after the expiration of its term. The term of the Option commences on the Date of Grant and expires upon the earliest of the following:

(a)      six (6) months after the termination of your Board service for any reason other than your death or Permanent Disability, provided that if during any part of such six (6) month period the Option is not exercisable solely because of the condition set forth in Section 5, the Option shall not expire until the earlier of the Expiration Date or until it shall have been exercisable for an aggregate period of six (6) months after the termination of your Board service;

(b)      twelve (12) months after the termination of your Board service due to your Permanent Disability;

(c)      twelve (12) months after your death if you die either during your Board service or within six (6) months after your Board service terminates; or

(d)      the Expiration Date indicated in this Agreement, not to exceed the day before the seventh (7th) anniversary of the Date of Grant.

7.     ACCELERATION UPON DEATH OR PERMANENT DISABILITY. In the event of your death or Permanent Disability during the period of your Board service, the Option shall vest and become exercisable in that number of additional shares of Common Stock subject to the Option in which you would have vested had you continued in Board service until the next Annual Meeting.

8.     EXERCISE. You may exercise the vested portion of the Option during its term by delivering a Notice of Exercise (or other form designated by the Corporation) together with the exercise price to the Corporation’s Shareholder Services department, or to such other person as the Corporation may designate, during regular business hours, together with such additional documents as the Corporation may then require.

9.     NON-TRANSFERABILITY OF THE OPTION. The Option is not transferable except by will or by the laws of descent and distribution and is exercisable only by you during your lifetime. However, you may transfer the Option for no consideration upon written consent of the Board if, at the time of transfer, a Form S-8 registration statement under the Securities Act is available for the issuance of shares by the Corporation upon the exercise of such transferred Option. Any such transfer is subject to such limits as the Board may establish, and subject to the transferee agreeing to remain subject to all the terms and conditions applicable to the Option prior to such transfer. The forgoing right to transfer the Option shall apply to the right to consent to amendments to the Option Agreement for such Option.

10.     OPTION NOT A SERVICE CONTRACT. The Option is not an employment or service contract, and nothing in the Option shall be deemed to create in any way whatsoever any obligation on your part to continue in the service of the Corporation. In addition, nothing in the Option shall obligate the Corporation, its respective stockholders, or the Board to continue any relationship that you might have as an Eligible Director.

11.     TAXES; WITHHOLDING OBLIGATIONS. Regardless of any action the Corporation takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related withholding due in connection with the Option (“Tax-Related Items”), you acknowledge that the ultimate liability for all Tax-Related Items legally due by you is and remains your responsibility and that the Corporation (1) makes no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Option, including the grant, vesting or exercise of the Option, the subsequent sale of shares acquired pursuant to such exercise and the receipt of any dividends; and (2) does not commit to structure the terms of the grant or any aspect of the Option to reduce or eliminate your liability for Tax-Related Items. At the time you exercise the Option, in whole or in part, or at any time thereafter as requested by the Corporation, you hereby authorize withholding from any amounts payable to you, or otherwise agree to make adequate provision in cash for, any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Corporation, if any, which arise in connection with the exercise of the Option or the subsequent vesting of any shares acquired thereby. In the Corporation’s sole discretion, the Corporation may elect, and you hereby authorize the Corporation, to withhold from fully vested shares of Common Stock otherwise issuable to you in such amounts as the Corporation determines are necessary to satisfy your obligation pursuant to the preceding sentence. If the Corporation withholds such fully vested shares of Common Stock to satisfy such tax obligations, then you will have no further rights, title or interests in or to those shares.

12.     RESTRICTIVE LEGENDS. The Common Stock issued under the Option shall be endorsed with appropriate legends, if any, determined by the Corporation.

13.     UNSECURED OBLIGATION. The Option is unfunded, and even as to any vested portion, you shall be considered an unsecured creditor of the Corporation with respect to the Corporation’s obligation, if any, to issue Common Stock pursuant to this Agreement. You shall not have voting or any other rights as a stockholder of the Corporation with respect to the Common Stock acquired pursuant to this Agreement until such Common Stock is issued. Upon such issuance, you will obtain full voting and other rights as a stockholder of the Corporation with respect to the Common Stock so issued and held by you.

14.     TAX CONSEQUENCES. You agree to review with your own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. You shall rely solely on such advisors and not on any statements or representations of the Corporation or any of its agents. You understand that you (and not the Corporation) shall be responsible for your own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

15.     DATA PRIVACY.

(a)      You hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of your personal data as described in this document by the Corporation for the exclusive purpose of implementing, administering and managing your participation in the Plan.

(b)      You understand that the Corporation holds certain personal information about you, including, but not limited to, your name, home address and telephone number, date of birth, social insurance number or other identification number, compensation, nationality, job title, any shares of stock or directorships held in Corporation, details of all awards or any other entitlement to shares of stock awarded, canceled, settled, vested, unvested or outstanding in your favor (the “Personal Data”), for the purpose of implementing, administering and managing the Plan. You understand that Personal Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in your country or elsewhere, and that the recipient’s country may have different data privacy laws and protections than your country. You understand that you may request a list with the names and addresses of any potential recipients of the Personal Data by contacting the Corporation’s Corporate Secretary. You authorize the recipients to receive, possess, use, retain and transfer the Personal Data, in electronic or other form, for the purposes of implementing, administering and managing your participation in the Plan, including any requisite transfer of such Personal Data as may be required to a broker or other third party with whom you may elect to deposit any shares of stock acquired upon exercise of the Option. You understand that Personal Data will be held only as long as is necessary to implement, administer and manage your participation in the Plan. You understand that you may, at any time, view the Personal Data, request additional information about the storage and processing of the Personal Data, request any necessary amendments to the Personal Data or refuse or withdraw the consents herein, in any case without cost, by contacting the Corporation’s Corporate Secretary. You understand, however, that refusing or withdrawing your consent may affect your ability to hold the Option and participate in the Plan.

16.     NOTICES. Any notice or request required or permitted under this Agreement or the Plan shall be given in writing to each of the other parties hereto and shall be deemed effectively given on the earlier of (i) the date of personal delivery, including delivery by express courier, or (ii) the date that electronic notice is sent by you or the Corporation (as applicable), in the case of notices provided by electronic means, or (iii) the date that is five (5) days after deposit in the United States Post Office (whether or not actually received by the addressee), by registered or certified mail with postage and fees prepaid, addressed at the following addresses, or at such other address(es) as a party may designate by ten (10) days’ advance written notice to each of the other parties hereto:

CORPORATION:	Synopsys, Inc.
700 East Middlefield Road
Mountain View, California 94043
Attn: Shareholder Services

YOU:	Your address as on file with the Corporation at the time notice is given

17.     MISCELLANEOUS.

(a)     The rights and obligations of the Corporation under this Agreement shall be transferable by the Corporation to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by, the Corporation’s successors and assigns. Your rights and obligations under the Option may be assigned only with the prior written consent of the Corporation.

(b)     All obligations of the Corporation under the Plan and this Agreement shall be binding on any successor to the Corporation, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Corporation.

(c)     You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Corporation to carry out the purposes or intent of the Option.

(d)     You acknowledge and agree that you have reviewed this Agreement in its entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting the Option and fully understand all provisions of the Option.

(e)     This Agreement shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

18.     AMENDMENT. This Agreement may be amended solely by the Corporation by a writing (including an electronic writing) which specifically states that it is amending this Agreement, so long as a copy of such amendment is delivered to you, and provided that no such amendment impairing your rights hereunder may be made without your written consent. Without limiting the foregoing, the Corporation reserves the right to change, by written notice (including via electronic delivery) to you, the provisions of this Agreement in any way it may deem necessary or advisable to carry out the purpose of the grant as a result of any change in applicable laws or regulations or any future law, regulation, ruling, or judicial decision, provided that any such change shall be applicable only to rights relating to that portion of the Option which is then subject to restrictions as provided herein.

19.     GOVERNING PLAN DOCUMENT. The Option is subject to all the provisions of the Plan, the provisions of which are hereby made a part of the Option, and is further subject to all interpretations, amendments, rules and regulations, which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of the Option and those of the Plan, the provisions of the Plan shall control. The Corporation shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation, and application of the Plan as are consistent therewith and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Board shall be final and binding upon you, the Corporation, and all other interested persons. No member of the Board shall be personally liable for any action, determination, or interpretation made in good faith with respect to the Plan or this Agreement.

20.     CHOICE OF LAW. The interpretation, performance and enforcement of this Agreement shall be governed by the law of the state of California without regard to such state’s conflicts of laws rules. For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by the Option or this Agreement, the parties hereby submit to and consent to the exclusive jurisdiction of the State of California and agree that such litigation shall be conducted only in the courts of Santa Clara, California, or the federal courts for the United States for the Northern District of California.

21.     SEVERABILITY. If all or any part of this Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any portion of this Agreement or the Plan not declared to be unlawful or invalid. Any Section of this Agreement (or part of such a Section) so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

22.     OTHER DOCUMENTS. You hereby acknowledge receipt or the right to receive a prospectus providing the information required by Rule 428(b)(1) promulgated under the Securities Act.

23.     ELECTRONIC DELIVERY. The Corporation may, in its sole discretion, decide to deliver any documents related to the Option granted hereunder or to participation in the Plan (or future options or other equity awards that may be granted under the Plan) by electronic means (including by filing documents publicly with the Securities and Exchange Commission at www.sec.gov or any successor website thereto) or to request your consent to participate in the Plan by electronic means. You hereby consent to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an on-line or electronic system established and maintained by the Corporation or another third party designated by the Corporation.

* * * * *

Your signature below or online acceptance (where permitted) indicates that you have read this Agreement and agree to be bound by the terms and conditions of the Plan and this Agreement.

SYNOPSYS, INC.	ELIGIBLE DIRECTOR

By:	By:
Name:	<<Name>>

Title: General Counsel and Corporate Secretary	Date:

Date: <<Grant Date>>

ATTACHMENT I

NOTICE OF EXERCISE

Synopsys, Inc.
700 East Middlefield Road
Mountain View, CA 94043	Date of Exercise:

Ladies and Gentlemen:

This constitutes notice under my stock option that I elect to purchase the number of shares for the price set forth below.

Type of option:	Nonstatutory

Stock option dated:

Number of shares as to which option is exercised:

Certificates to be issued in name of:

Total exercise price:	$

Exercise Method:

• Cash or check payment delivered herewith:	$

• Value of shares of Synopsys, Inc. Common Stock delivered herewith:	$

• Pursuant to a broker-dealer sale and remittance procedure

By this exercise, I agree to provide such additional documents as you may require pursuant to the terms of the Synopsys, Inc. 2005 Non-Employee Directors Equity Incentive Plan.

Very truly yours,

By:
<<Name>>